1 Portfolio Update Meeting December 15, 2020 Exhibit 99.1

W W W . K B S . C O M The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Real Estate Investment Trust II’s (the “Company” or “KBS REIT II”) Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 (the “Quarterly Report”), including the “Risk Factors” contained therein. Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. You should interpret many of the risks identified in this presentation, in our Annual Report and in our Quarterly Report as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Forward-Looking Statements 2 Important Disclosures

W W W . K B S . C O M On November 13, 2019, the Special Committee and board of directors of KBS REIT II unanimously approved the sale of all of KBS REIT II’s assets and its dissolution pursuant to the terms of KBS REIT II’s plan of complete liquidation and dissolution (the “Plan of Liquidation”). The principal purpose of the Plan of Liquidation is to provide liquidity to stockholders by selling KBS REIT II’s assets, paying its debts and distributing the net proceeds from liquidation to stockholders. On March 5, 2020, KBS REIT II’s stockholders approved the Plan of Liquidation. For more information, see the Plan of Liquidation, which is included as an exhibit to the Annual Report. There are many factors that may affect the amount of liquidating distributions ultimately paid to KBS REIT II’s stockholders, including, among other things, the ultimate sale price of each asset, changes in market demand for office properties during the sales process, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities that could arise. No assurance can be given as to the amount or timing of liquidating distributions KBS REIT II will ultimately pay to its stockholders. If KBS REIT II underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount of liquidating distributions ultimately paid to KBS REIT II’s stockholders could be less than estimated. The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, including quarantines, “shelter in place” and “stay at home” orders, travel restrictions, restrictions on businesses and school closures, has had a negative impact on the economy and business activity globally. The COVID-19 pandemic is negatively impacting almost every industry, including the U.S. office real estate industry and the industries of KBS REIT II’s tenants, directly or indirectly. The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants and the Company’s implementation of the Plan of Liquidation, depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. If tenants default on their rent and vacate, the ability to re-lease this space is likely to be more difficult if the economic slowdown continues and any long term impact of this situation, even after an economic rebound, remains unclear. Given the uncertainty and current business disruptions as a result of the outbreak of COVID-19, the Company’s implementation of the Plan of Liquidation may be materially and adversely impacted and this may have a material effect on the ultimate amount and timing of liquidating distributions received by stockholders. Forward-Looking Statements 3 Important Disclosures (cont.)

W W W . K B S . C O M Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share and estimated net proceeds from liquidation. The Company’s estimated range in net proceeds from liquidation is based on the range in estimated value per share of the Company’s common stock approved by the Company’s board of directors on November 13, 2019, adjusted for estimated costs and fees the Company would incur during the implementation of the Plan of Liquidation. For a full description of the methodologies, limitations and assumptions used in the calculation of the estimated range in net proceeds from liquidation, see the Company’s definitive proxy statement filed with the SEC on December 9, 2019 (the “Proxy Statement”). The risks presented by the COVID-19 pandemic are not priced into the estimated net proceeds from liquidation disclosed in the Proxy Statement. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the estimated value per share and the estimated net proceeds from liquidation. For a full description of the limitations and assumptions used in the calculation of the August 2020 estimated value per share, see the Company’s Current Report on Form 8-K filed with the SEC on August 3, 2020. The Company adopted the liquidation basis of accounting as of and for the periods subsequent to February 1, 2020. Net assets in liquidation represents the remaining estimated liquidation value available to stockholders upon liquidation. The liquidation value of real estate represents the estimated amount of cash that the Company will collect through the disposal of its assets, including any residual value attributable to lease intangibles, as it carries out the Plan of Liquidation. The Company estimated the liquidation value of its investments in real estate based on internal valuation methodologies using a combination of the direct capitalization approach and discounted cash flow analyses and an offer received which the Company subsequently accepted in the case of two office buildings. The internal valuation methodologies used by the Company assume the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Due to the uncertainty in the timing of the sale of the Company's remaining real estate properties and the estimated cash flows from operations, actual liquidation costs and sale proceeds may differ materially from the amounts estimated, which risks are heightened as a result of the outbreak of COVID-19. The statements herein also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties during the liquidation; the Company’s ability to sell its real estate properties at the times and at the prices it expects; the Company’s ability to successfully negotiate modifications, extensions or any needed refinancing of its debt obligations; the Company’s ability to successfully implement the Plan of Liquidation; and other risks identified in Part I, Item 1A of the Company’s Annual Report and in Part II, Item 1A of the Company’s Quarterly Report. Forward-Looking Statements 4 Important Disclosures (cont.)

W W W . K B S . C O M The Impact of COVID-19 on Capital Markets and US Real Estate Investments 5

KBS

COVID-19: The Economy

- On Tuesday, November 24, 2020 the Dow eclipsed 30,000 for the first time[1], a remarkable record in the midst of a pandemic; a rise stimulated by news of potential vaccines.
- Since April, the economy has gained back roughly a million jobs, but that still leaves office-using employment roughly 1.8 million jobs below its February peak.[2]
- Despite reports of people fleeing central cities for the suburbs, the leasing data does not indicate businesses are abandoning cities. In fact, recent data from Cushman & Wakefield shows that 28.6% of all U.S. leasing transactions that renewed this year occurred in the central business district.[2]
- The central business district/suburban mix of all new non-renewal leases is also roughly the same as the historical average. For the most part, companies appear to be staying put.


11-21→
WALL ST
1-26→
BROAD ST

[1] The Wall Street Journal, Wednesday, November 25, 2020
[2] Cushman & Wakefield, U.S. National Marketbeat Report, Office, Q3, 2020

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W W W . K B S . C O M • According to recent data released by Green Street Advisors, the performance of the S&P 500 suggests that the economy, in a year or two, will be largely unmarked by the pandemic. Treasury yields, extraordinarily low by historic standards (though highest amongst G7 nations), signal anemic demand/GDP growth after the initial recovery.1 COVID-19:The Economy 1 Green Street, U.S. Commercial Property Outlook, November 25, 2020 7

KBS

COVID-19: The Economy

- Positive vaccine test results are a reminder that the darkness may clear soon[1]
- GDP forecast revised; output to match 4Q19 by the end of next year[1]
- Economic activity in the U.S. rebounded sharply last quarter. A nationwide surge in coronavirus infections will restrain GDP over the next couple of quarters, but outstanding results from vaccine trials has brightened the outlook for '21/'22. Longer term, structural headwinds (e.g., an aging population, elevated debt/GDP) will limit economic growth to the 2% range.[1]

U.S. GDP (Real: 4Q19 = 100)


104
102
100
98
96
94
92
90
88
4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22
Consensus (Early November)
Green Street Forecast
Prior Forecast (August)

Sources: Blue Chip Economic Indicators (consensus), Green Street Advisors.

[1] Green Street, U.S. Commercial Property Outlook, November 25, 2020

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KBS

COVID-19: Office Market Outlook

- The continued demand for high-tech talent will help drive commercial real estate growth.[1]
- Office-using employment rebounded quickly in the third quarter of 2020 indicating future demand for physical workspaces. [2]
- More than 30% of the private sector office-using jobs lost in the second quarter were recovered by the end of the third quarter.[2]
- Professional and business services drove the recovery of office-using employment during the third quarter. The Seattle and Dallas markets regained 94.1% and 71.8% of jobs in this sector.[2]
- Office-using job sectors, down 4.1% year-over-year, have continued to fare better than the labor market as a whole, down 6.1% year-over-year.[3]
- Newmark notes that office-using employment numbers have historically been a major factor in determining office returns, and the recent rebound in these numbers is a positive sign for the office market.[2]

[1] National Real Estate Investor, Oct. 26, 2020
[2] GlobeSt.com, Office Jobs Recovering Faster Than Usual For a Recession, Nov. 30, 2020
[3] Commercial Edge, National Office Report, November 2020

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KBS

COVID-19:
What We are Seeing

- We were the first large real estate firm to roll-out the Maptician space planning software to help tenants manage COVID risk. This has been well received.
- We have implemented enhanced air-quality filtration and air-cleaning mechanisms to ensure air quality in our buildings continues to be clean and safe for all tenants.
- According to Colliers, the number of coworking spaces is expected to double or triple nationwide in the next five years. The resurgence comes as more tenants give their employees additional options for working closer to home. [1]
- Over the past seven months approximately 72.0 million square feet of sublease space has become available in the market which may have a negative effect on rental rates.[2]
- The good news for existing property owners like KBS is that supply is relatively constrained. This is more of a demand-driven downturn than an oversupply-driven market.[3]

[1]Commercial Observer, Number of Coworking Spaces to Double or Triple Nationwide in the Next Five Years, Nov. 24, 2020
2Commercial Edge, National Office Report, November 2020
[3] Cushman & Wakefield, U.S. National Marketbeat Report, Office, Q3, 2020

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W W W . K B S . C O M As illustrated below, rental collection rates for the office sector, as reported by NCREIF, have hovered slightly below or above 90%.1 11 COVID-19: Rent Collections 1 Rent Analysis Report, NCREIF, November 2020 As of November 15, 2020

W W W . K B S . C O M Since April 1, 2020, a number of tenants have requested rent relief, most in the form of rent deferrals or abatement. Depending upon the duration of the various measures imposed to help control the spread of the virus and the corresponding economic slowdown, these tenants or additional tenants may seek rent deferrals or become unable to pay their rent. Through December 5, 2020, rent collections are as follows: Over the course of the COVID-19 crisis, the Company has received short-term rent relief requests from tenants who have been directly impacted by mandated closures. As of September 30, 2020, the Company granted rent relief to four tenants structured as temporary deferral arrangements of base rent. In most cases, it is in the Company’s best interest to help its tenants remain in business and reopen when shelter-in-place orders or other mandated closures are lifted. Rent relief requests to date may not be indicative of collections or requests in any future period. 12 Period of Rent Collected % of Rent Collected Q2 2020 98% Q3 2020 99% October 2020 99% November 2020 99% COVID-19: Rent Collections

W W W . K B S . C O M 13 Impact on Plan of Liquidation COVID-19: On March 5, 2020, the Plan of Liquidation was approved by our stockholders. The Plan of Liquidation authorizes the Company to undertake an orderly liquidation. In an orderly liquidation, the Company will sell all of its remaining properties, pay all of its known liabilities, provide for the payment of its unknown or contingent liabilities, distribute its remaining cash to its stockholders, wind up its operations and dissolve. While pursuing the Plan of Liquidation, the Company intends to continue to manage its portfolio of assets to maintain and, if possible, improve the quality and income-producing ability of its properties to enhance property stability and better position our remaining assets for sale. While rent collections have been strong from April through November, COVID-19 has certainly impacted the timing of liquidation as follows: • Capital Improvement Projects – There are substantial capital improvement projects that were well underway at multiple properties. These projects have experienced delays as construction crews navigate through business closures and stay-at- home orders. However, construction activity is beginning to resume and the Company will focus to complete these projects. • Leasing – As one would expect, leasing activity has come to a near halt for property tours and inquiries for new prospects. In addition, many of the leasing transactions that were in various stages of negotiation have slowed but continue to move forward slowly. The Company expects tours and inquiries for new prospects to increase as states begin to reopen. • Real Estate Transaction Activity - Few if any sales transactions are occurring at the moment. Investments that were in various phases of the marketing process have been removed from the market and investments that were under due diligence have also slowed or been dropped by potential purchasers. As a result of the above, the Company has delayed the original sales plan for most assets within the 24 month liquidation window, in an attempt to maximize value and allow the capital markets to improve.

W W W . K B S . C O M 14 Pursuant to the Plan of Liquidation, the Board of Directors has approved aggregate liquidating distributions of $1.00/share to stockholders as of September 30, 2020. We anticipate continuing to make liquidating distributions to stockholders periodically as we complete asset sales and pay out the net proceeds of such sales. We expect to pay multiple liquidating distribution payments to our stockholders during the liquidation process and to pay the final liquidating distribution after we sell all of our assets, pay all of our known liabilities and provide for unknown liabilities. The Company adopted the liquidation basis of accounting as of and for the periods subsequent to February 1, 2020. Net assets in liquidation represents the remaining estimated liquidation value available to stockholders upon liquidation. Due to the uncertainty in the timing of the sale of the Company's remaining real estate properties and the estimated cash flows from operations, actual liquidation costs and sale proceeds may differ materially from the amounts estimated. Estimated Net Assets in Liquidation September 30, 2020 June 30, 2020 Real Estate $4.16 $4.36 Other Assets 0.31 0.42 Total Assets $4.47 $4.78 Notes Payable $1.30 $1.30 Liabilities for estimated costs in excess of estimated receipts during liquidation 0.60 0.66 Liabilities for estimated closing costs and disposition fees 0.10 0.10 Other Liabilities 0.06 0.05 Total Liabilities $2.06 $2.11 Estimated Net Assets in Liquidation $2.41 $2.67 Liquidation Approval & Liquidating Distributions On March 5, 2020, at the annual stockholders’ meeting, the Company’s stockholders approved the Plan of Liquidation. Based on the range in estimated value per share as of November 13, 2019 and the estimated cost and expenses of liquidating the Company, the estimated range in liquidation proceeds per share as indicated in the Company’s definitive proxy statement filed with the SEC was $3.40 and $3.83 (or $2.40 and $2.83 after adjusting for liquidating distributions as of September 30, 2020 of $1.00/share)1. 1 See the Company’s definitive proxy statement filed with the SEC on December 9, 2019 for information on the calculation of range of liquidating distributions. 2 The reduction in estimated net assets in liquidation per share primarily relates to the Second Liquidating Distribution in the amount of $0.25 per share of common stock paid to stockholders on August 7, 2020. See slide 16 for more information. 2

W W W . K B S . C O M 15 District ❘ 237 Sold 3 Bldgs. in 2018 for $97.4 mm Currently under contract Marketing for Lease Sold 250 Holger Way on Sep 25, 2020 Sold 100 HQ Drive and 200 Holger Way on June 25, 2020 250 Holger • The 250 Holger building was sold on September 25, 2020 for a sales price of $38.3 million, or $30.2 million net of credits. KBS had leased 100% of the building to CDK Global for 76,410 SF. • District | 237 (formerly Corporate Technology Centre) was re-branded and repositioned in early 2019 after the vacancy of Ericsson which allowed KBS to better position the asset for today’s technology companies. As of September 30, 2020, there are two remaining buildings as the Company sold one additional building in Q3 2020. 350 Holger • The 350 Holger building is currently under contract to sell with an anticipated closing in December 2020. KBS had leased 100% of the building to NXP for 96,500 square feet. 300 Holger • The 300 Holger building is currently vacant and KBS is marketing the property for lease or potential sale to an owner-occupied buyer.

W W W . K B S . C O M 16 Second Liquidating Distribution The net proceeds from the sale of two buildings at Corporate Technology Centre on June 25, 2020 allowed the board to authorize a $0.25 per share second liquidating distribution on July 31, 2020, which was paid on August 7, 2020. In addition, we anticipate making a third liquidating distribution after the sale of the 350 Holger building, which is projected to close at the end of December 2020. Liquidation Distribution History as of September 30, 2020 Amount Record Date Payment Date 1st Liquidating Distribution $0.75 March 5, 2020 March 10, 2020 2nd Liquidating Distribution $0.25 August 3, 2020 August 7, 2020 Total Liquidating Distributions $1.00

W W W . K B S . C O M Portfolio Overview Geographic Diversification2 1 Leased occupancy includes future leases that had been executed but had not yet commenced as of September 30, 2020. 2 Based on occupied square feet as of September 30, 2020. Occupied SF Expirations as of September 30, 2020 Key Statistics Leased Occupancy1 17 As of September 30, 2020 3% 1% 4% 6% 26% 6% 5% 2% 7% 2% 6% 4% 28% 0 100,000 200,000 300,000 400,000 500,000 600,000 700,000 O cc u p ie d S F E xp ir in g No. of Assets 5 Total Rentable Sq. Ft. 2,521,891 Cost Basis $926.2 Million Wtd Avg Lease Term 6.5 years Economic Occupancy 74.2% Leased Occupancy1 74.5% No. of Tenants 84 Leverage 35% CA 31% CO 26% AZ 24% VA 19% 100.0% 82.5% 71.1% 59.4% 49.1% 0% 25% 50% 75% 100% Fountainhead Plaza Granite Tower Union Bank Plaza Willow Oaks Corporate Tech Centre

KBS

Tenancy Overview

Top 10 Tenants	Industry	Property	Occupied SF % of Portfolio
The University of Phoenix	Educational Services	Fountainhead Plaza	23.8%
Anadarko Petroleum Corporation	Mining, Oil & Gas Extraction	Granite Tower	15.8%
Union Bank	Finance	Union Bank	13.0%
Fairfax County School Board	Public Administration	Willow Oaks	6.6%
NXP USA, Inc	Computer Systems Design	Corporate Tech Centre	5.2%
Personal Capital Advisors Corp.	Finance	Granite Tower	1.7%
Orthovirginia	Health Care and Social Assistance	Willow Oaks	1.5%
Everwest Real Estate Investors	Real Estate	Granite Tower	1.2%
Fairfax Radiological Consultants, P.C.	Health Care and Social Assistance	Willow Oaks	1.2%
Robinson, Waters & O'Dorisio PC	Legal Services	Granite Tower	1.1%
TOTAL (based on total occupied square feet)			71.1%
Weighted Average Lease Term (Top 10 Tenants)			7.8 years

1 Based on occupied square feet as of September 30, 2020.
2 Includes various other industries that individually represent less than 3%.

As of September 30, 2020

Industry Diversification[1]



Other [2] 7%
Real Estate 3%
Other Services 4%
Health Care and Social Assistance 6%
Public Administration 7%
Legal Services 7%
Computer Systems Design and Related Services 7%
Mining, Quarrying, and Oil and Gas Extraction 17%
Finance 18%
Education Services 24%

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W W W . K B S . C O M Property Update Granite Tower Denver, CO 19 • According to Cushman & Wakefield’s Q3 2020 MarketBeat Report (CW Report), the Denver metro economy continued to provide strengthening economic fundamentals during the third quarter of 2020, with Denver’s unemployment rate decreasing 340 basis-points to close out the quarter at 7.5%. Nonfarm employment started to creep back from the approximate 1.4 million low exhibited in April 2020, increasing to just south of 1.5 million at the end of the third quarter of 2020 as Denver continues to slowly recover from the economic impact of COVID-19. • Overall gross rental rates in the Denver office market recorded a marginal increase quarter-over-quarter, increasing approximately 1.3% to $29.46 per square foot (psf) according to the CW Report. This increase is due to Class A product, which increased by roughly 2.2% ($33.80 psf) from the second to the third quarter of 2020. • KBS completed significant renovations for Granite Tower including a bright and transparent architectural pavilion that will expand the main lobby and ground floor common area which will support a new food and beverage operation extending to the upgraded outdoor gathering space. Furthermore, a new, 100-bicycle storage facility will be located adjacent to the expanded lobby with easy access to the building elevators. The capstone of the new improvements will be converting the entire third floor into a new amenity floor, which will feature an open lounge and outdoor deck overlooking downtown. Tenants will also be able to host formal meetings accommodating up to 138 people in the new conference facility and enjoy a new gym with group workout classes, Peloton bikes and locker rooms. KBS’s renovations have proven key to attracting and retaining premier tenants to this property.

W W W . K B S . C O M 20 Granite Tower Denver, CO Before Renovations • We continue to complete our renovation and repositioning strategy at the property.

W W W . K B S . C O M 21 Granite Tower Denver, CO Completed Renovations

W W W . K B S . C O M Liquidation Timeline Complete liquidation within 24 months from March 5, 2020, the day our stockholders approved the Plan of Liquidation. 22 Obtain Shareholder vote on liquidation - completed on March 5, 2020. Made 1st & 2nd liquidating distributions in March and August 2020 Continue to execute liquidation during 2020 and 2021, making periodic liquidating distributions

23 Q&A For additional questions, contact KBS Capital Markets Group Investor Relations (866) 527-4264